If you were a Vanguard shareholder on April 6, 2009, and haven't yet voted on your proxy proposals, please do so now. You can vote online, even if you received a proxy card through the U.S. mail.

It's important to participate in the governance of your Vanguard funds, and every vote matters--no matter how many shares you own. Your vote now will help avoid the considerable expense of soliciting you again.

Thank you for making a difference.
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STATEMENT AND CONFIRMATION BUCK SLIP CONTENT:

Vanguard's proxy voting deadline approaches

You can still make sure your voice is heard at Vanguard's shareholder meeting on July 2, 2009.

No matter how many shares you own, your vote is important. You can also help avoid the considerable expense of a second proxy solicitation.

If you have not already cast your ballot, you can vote electronically by logging on to WWW.PROXY-DIRECT.COM/VANGUARD and following the on-screen directions. Or, if you prefer, you can vote by phone (toll-free at 866-241-6192), by mail, or by attending the shareholder meeting in Scottsdale, Arizona.


(C) 2009 The Vanguard Group, Inc. All rights reserved. PBKS 052009